EXHIBIT 11

                       ANDREW CORPORATION AND SUBSIDIARIES
                        Computation of Earnings Per Share
                                          Year Ended September 30
                                        1996      1995      1994
                                        -------   -------   -------
                                          (Amounts in thousands,
                                           except per share data)
PRIMARY EARNINGS PER SHARE

Average shares outstanding               60,175    59,453    58,562

Net effect of dilutive stock options--
 based on the treasury stock method
 using average market price                 821       838     1,653
                                        -------   -------   -------

TOTAL                                    60,996    60,291    60,215
                                        =======   =======   =======

Net income                              $90,397   $69,955   $45,767
                                        =======   =======   =======

Per share amount                        $  1.48   $  1.16   $   .76
                                        =======   =======   =======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding               60,175    59,453    58,562

Net effect of dilutive stock options--
 based on the treasury stock method
 using the year-end market price          1,013     1,032     1,746
                                        -------   -------   -------

TOTAL                                    61,188    60,485    60,308
                                        =======   =======   =======

Net income                              $90,397   $69,955   $45,767
                                        =======   =======   =======

Per share amount                        $  1.48   $  1.16   $   .76
                                        =======   =======   =======

Note: The fully diluted earnings per share calculation is submitted in accordance with the Securities Exchange Act of l934 Release No. 9038 although not required by footnote 2 to paragraph l4 of APB Opinion No. l5 because it results in dilution of less than 3%.